Exhibit 32.1

              SECTION 906 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

      Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C. 350), the undersigned, Randy Selman, Chief Executive Officer of Onstream Media Corporation (the "Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 (the "Report").

      The undersigned certifies that: (1) the Report {fully} complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, the undersigned has executed this certification as of the 23rd day of May 2005.


                                                  ONSTREAM MEDIA CORPORATION

                                                  /s/ Randy S. Selman
                                                  ------------------------------
                                                  Name: Randy Selman
                                                  Title: Chief Executive Officer